Exhibit 99.1

AGILYSYS REPORTS FISCAL 2022 THIRD QUARTER REVENUE OF $39.5M

Reports Record Recurring Revenue of $25.1M

Year Over Year Subscription Revenue Growth of 25% To A Record $11.7M

Reports Positive GAAP EPS of $0.04 With Quarterly Free Cash Flow of $9.9M

Alpharetta, GA – January 25, 2022 - Agilysys, Inc. (Nasdaq: AGYS), a leading global provider of next-generation SaaS and on-premise hospitality software solutions and services, today reported operating results for its fiscal 2022 third quarter ended December 31, 2021.

Summary of Fiscal 2022 Third Quarter Financial Results

•	Total net revenue was $39.5 million, compared to net revenue of $36.7 million and $42.0 million in the third quarters of fiscal 2021 and 2020, respectively.
•

Recurring revenues (which are comprised of support, maintenance and subscription services) for the fiscal third quarter were $25.1 million or 63.7% of total net revenue compared to $22.8 million or 62.3% of total net revenue and $21.0 million or 49.9% of total net revenue for the third quarters of fiscal 2021 and 2020, respectively. Subscription revenues increased 24.9% over fiscal 2021 third quarter compared to an increase of 18.1% fiscal 2021 over fiscal 2020 third quarter. Subscription revenues comprised 46.4% of total recurring revenues compared to 40.9% and 37.7% for the third quarters of fiscal 2021 and 2020, respectively.

•	Gross margin was 62.6% compared to 66.0% and 50.2% in the third quarters of fiscal 2021 and 2020, respectively.

•

Net income attributable to common shareholders in the fiscal 2022 third quarter was $1.1 million, or $0.04 per diluted share compared to a net loss of $(2.5) million or $(0.11) per diluted share and $(2.6) million or $(0.11) per diluted share for the third quarters of fiscal 2021 and 2020, respectively.

•	Adjusted diluted EPS (non-GAAP) was $0.19 compared to $0.23 and $0.05 per share in the third quarters of fiscal 2021 and 2020 respectively (see reconciliation below).
•	Adjusted EBITDA (non-GAAP) was $6.6 million, compared to $7.6 million and $3.2 million in the third quarters of fiscal 2021 and 2020 respectively (see reconciliation below).
•

Free cash flow (non-GAAP) in the fiscal 2022 third quarter was $9.9 million compared to $7.8 million and $3.0 million in the fiscal third quarters of 2021 and 2020 respectively (see reconciliation below). Ending cash balance was $115.1 million, compared to ending cash balance of $99.2 million as of fiscal 2021 year-end.

Ramesh Srinivasan, President and CEO of Agilysys, commented, “We are pleased with our continued consistent growth in subscription revenue despite partial to high business environment challenges across Asia, Europe, managed food services, cruise ships and hotel chains. We are happy to have crossed the $100M total annual recurring revenue exit run-rate milestone. With only three quarters completed, this fiscal year is already a record year with respect to sales bookings pertaining to subscription fees measured in Annual Contract Value (ACV) terms. Among other things, that has a lot to do with increasing momentum with property management system (PMS) products and related software modules. The hardware revenue related supply chain situation improved this quarter and should make more progress during Q4. Services revenue continues to be challenged by delayed projects which have further increased services and subscription revenue backlog.

The previously announced acquisition of ResortSuite closed early January as expected. Only a handful of technology providers currently have the experience and expertise to offer robust, comprehensive and end-to-end integrated property management solutions and the merger of two of them – Agilysys and ResortSuite – is progressing well on all fronts, among internal teams, customers and the overall hospitality industry community.

Q3 fiscal 2022 was a record quarter with respect to both subscription and overall recurring revenue. We expect the current business environment pressures on one-time hardware product and services revenue to get better soon. We expect Q4 fiscal 2022 to be a record high for overall total revenue getting us to the low end of fiscal 2022 annual guidance with profitability remaining at Adjusted EBITDA being slightly above 15% of revenue.”

Fiscal 2022 Outlook

Agilysys continues to monitor the impact of COVID-19 on the hospitality industry with our primary focus being the safety of our employees and customers as we manage through these unprecedented times. We expect overall revenue during Q4 to be at record levels and total fiscal 2022 annual revenue to be at the low end of the guidance provided with Adjusted EBITDA being slightly better than 15% of revenue as stated before.

Dave Wood, Chief Financial Officer, commented, “We remain encouraged with the results of fiscal year 2022 with profitability and recurring revenue growth continuing as significant strengths. Q3 fiscal 2022 was our highest top line revenue quarter since the pandemic started close to two years ago. Supply chain and labor shortages continue to be a challenge to top line revenue. In addition, a recent accelerating shift from on premise to SaaS based solutions, a welcome trend for our long-term business health, has created a drag on top line revenue sooner than we anticipated. Our investment in building world class SaaS products through the downturn in the markets we serve is driving the record backlog levels we have seen during the last few quarters. As the industry continues to recover and the residual challenges are addressed, we expect our increasing investments in sales and marketing to result in sustained revenue growth and profitability levels.”

2022 Third Quarter Conference Call and Webcast

Agilysys is hosting a conference call and webcast today, January 25, 2022, at 4:30 p.m. ET. Both the call and the webcast are open to the public. The conference call number is 224-357-2393 (domestic or international); and the conference ID number is 1964765. Please call five minutes prior to the presentation to ensure that you are connected.

Interested parties may also access the conference call live on the Internet at Agilysys Events & Presentations. Approximately two hours after the call has concluded, an archived version of the webcast will be available for replay at the same location.

Forward-Looking Language

This press release contains “forward-looking statements” within the meaning of the safe harbor provisions of the U.S. Private Securities Litigation Reform Act of 1995. Forward-looking statements can be identified by words such as: “anticipate,” “intend,” “plan,” “goal,” “seek,” “believe,” “project,” “estimate,” “expect,” “strategy,” “future,” “likely,” “may,” “should,” “will” and similar references to future periods. Examples of forward-looking statements include, among others, our revenue and adjusted EBITDA guidance for the 2022 fourth quarter and fiscal year, statements we make regarding the integration of the ResortSuite acquisition, the timing of improvements to the current business environment pressures on one-time hardware product and services revenue, and expectations of future revenue growth and profitability resulting from increased investments in sales and marketing.

Forward-looking statements are neither historical facts nor assurances of future performance. Instead, they are based only on our current beliefs, expectations and assumptions regarding the future of our business, future plans and strategies, projections, anticipated events and trends, the economy and other future conditions. Because forward-looking statements relate to the future, they are subject to inherent uncertainties, risks and changes in circumstances that are difficult to predict and many of which are outside of our control. Our actual results and financial condition may differ materially from those indicated in the forward-looking statements. Therefore, you should not rely on any of these forward-looking statements. Important factors that could cause our actual results and financial condition to differ materially from those indicated in the forward-looking statements include, among others, the effect of the COVID-19 pandemic on our business and the success of any measures we have taken or may take in the future in response thereto; and the risks described in the Company’s filings with the Securities and Exchange Commission, including the Company’s reports on Form 10-K and Form 10-Q. Additionally, references to “record” financial and business levels in this document refer only to the time period after Agilysys made the transformation to an entirely hospitality focused software solutions company in FY2014.

Any forward-looking statement made by us in this press release is based only on information currently available to us and speaks only as of the date on which it is made. We undertake no obligation to publicly update any forward-looking statement that may be made from time to time, whether written or oral, whether as a result of new information, future developments or otherwise.

Use of Non-GAAP Financial Information

To supplement the unaudited consolidated financial statements presented in accordance with U.S. GAAP in this press release, certain non-GAAP financial measures as defined by the SEC rules are used. These non-GAAP financial measures include EBITDA, adjusted EBITDA, adjusted net income, adjusted basic earnings per share, adjusted diluted earnings per share and free cash flow. Management believes that such information can enhance investors’ understanding of the Company’s ongoing operations.

The Company has included the following non-GAAP financial measures in this press release: adjusted EBITDA, adjusted net income, adjusted basic earnings per share, adjusted diluted earnings per share, and free cash flow. The Company believes these non-GAAP financial measures provide valuable insight into the Company’s overall profitability from core operations before certain non-cash and non-recurring charges. The Company defines adjusted net income as net income before amortization expense (including amortization of developed technology), share-based compensation, convertible preferred stock issuance costs, and one-time charges including severance and other charges, impairments and legal settlements, less the related income tax effect of these adjustments, as applicable, and defines adjusted earnings per share as adjusted net income divided by basic and diluted weighted average shares outstanding. Free cash flow is defined as net cash provided by operating activities, less capital expenditures.

See the accompanying tables below for the definitions and reconciliation of these non-GAAP measures to the most closely related GAAP measures.

About Agilysys

Agilysys has been a leader in hospitality software for more than 40 years, delivering innovative cloud-native SaaS and on-premise guest-centric technology solutions for gaming, hotels, resorts and cruise, corporate foodservice management, restaurants, universities, stadia and healthcare. Agilysys offers the most comprehensive software solutions in the hospitality industry, including point-of-sale (POS), property management (PMS), inventory and procurement, payments, and related applications, to manage the entire guest journey. Agilysys is also known for its world class customer-centric service. During recent years, Agilysys has made major investments in R&D and has successfully modernized virtually all its longstanding trusted software solutions. Some of the largest hospitality companies around the world use Agilysys solutions to help improve guest loyalty, drive revenue growth and increase operational efficiencies. Agilysys operates across North America, Europe, the Middle East, Asia-Pacific and India with headquarters located in Alpharetta, GA. For more information visit Agilysys.com.

# # #

Investor Contact:

Jessica Hennessy

Director Corporate Strategy & Investor Relations

Agilysys, Inc.

770-810-6116 or investorrelations@agilysys.com

- Financial tables follow -

AGILYSYS, INC.

CONSOLIDATED STATEMENTS OF OPERATIONS

(UNAUDITED)

	Three Months Ended December 31,		Nine Months Ended December 31,
(In thousands, except share data)	2021	2020	2021	2020
Net revenue:
Products	$8,101	$7,599	$24,244	$19,396
Support, maintenance and subscription services	25,136	22,846	72,371	65,647
Professional services	6,223	6,230	19,463	15,797
Total net revenue	39,460	36,675	116,078	100,840
Cost of goods sold:
Products	4,400	3,660	12,420	9,625
Support, maintenance and subscription services	5,421	4,655	15,184	13,515
Professional services	4,923	4,164	14,634	11,802
Total cost of goods sold	14,744	12,479	42,238	34,942
Gross profit	24,716	24,196	73,840	65,898
Gross profit margin	62.6%	66.0%	63.6%	65.3%
Operating expenses:
Product development	11,210	12,376	34,074	28,900
Sales and marketing	3,943	3,327	10,418	8,278
General and administrative	6,804	7,509	20,330	18,446
Depreciation of fixed assets	495	722	1,609	2,160
Amortization of internal-use software	267	521	1,077	1,490
Severance and other charges	381	1,552	1,187	2,762
Legal settlements, net	4	-	371	50
Total operating expense	23,104	26,007	69,066	62,086
Operating income (loss)	1,612	(1,811)	4,774	3,812
Other (income) expense:
Interest income	(10)	(27)	(45)	(76)
Interest expense	4	9	5	13
Other expense, net	52	95	53	284
Income (loss) before taxes	1,566	(1,888)	4,761	3,591
Income tax expense	24	182	265	311
Net income (loss)	$1,542	$(2,070)	$4,496	$3,280
Series A convertible preferred stock issuance costs	-	-	-	(1,031)
Series A convertible preferred stock dividends	(459)	(459)	(1,377)	(1,117)
Net income (loss) attributable to common shareholders	$1,083	$(2,529)	$3,119	$1,132

Weighted average shares outstanding - basic	24,477	23,429	24,315	23,419

Net income (loss) per share - basic:	$0.04	$(0.11)	$0.13	$0.05

Weighted average shares outstanding - diluted	25,392	23,429	25,327	23,903

Net income (loss) per share - diluted:	$0.04	$(0.11)	$0.12	$0.05

AGILYSYS, INC.

CONSOLIDATED BALANCE SHEETS

(UNAUDITED)

(In thousands, except share data)	December 31, 2021 (Unaudited)	March 31, 2021
ASSETS
Current assets:
Cash and cash equivalents	$115,122	$99,180
Accounts receivable, net of allowance for expected credit losses of $717 and $1,220, respectively	24,957	25,732
Contract assets	1,628	2,364
Inventories	3,256	1,177
Prepaid expenses and other current assets	4,651	4,797
Total current assets	149,614	133,250
Property and equipment, net	6,788	8,789
Operating lease right-of-use assets	9,681	12,210
Goodwill	19,622	19,622
Intangible assets, net	8,400	8,400
Deferred income taxes, non-current	2,281	1,802
Other non-current assets	5,952	5,800
Total assets	$202,338	$189,873
LIABILITIES AND SHAREHOLDERS' EQUITY
Current liabilities:
Accounts payable	$8,035	$6,346
Contract liabilities	43,193	38,394
Accrued liabilities	8,385	11,233
Operating lease liabilities, current	4,531	5,009
Finance lease obligations, current	7	19
Total current liabilities	64,151	61,001
Deferred income taxes, non-current	937	923
Operating lease liabilities, non-current	6,187	8,597
Finance lease obligations, non-current	3	6
Other non-current liabilities	3,647	4,011
Commitments and contingencies
Series A convertible preferred stock, no par value	35,000	35,459
Shareholders' equity:
Common shares, without par value, at $0.30 stated value; 80,000,000 shares authorized; 31,606,831 shares issued; and 24,712,343 and 24,010,727 shares outstanding at December 31, 2021 and March 31, 2021, respectively	9,482	9,482
Treasury shares, 6,894,488 and 7,596,104 at December 31, 2021 and March 31, 2021, respectively	(2,068)	(2,278)
Capital in excess of stated value	46,436	37,257
Retained earnings	38,495	35,376
Accumulated other comprehensive income	68	39
Total shareholders' equity	92,413	79,876
Total liabilities and shareholders' equity	$202,338	$189,873

AGILYSYS, INC.

CONSOLIDATED STATEMENTS OF CASH FLOWS

(UNAUDITED)

	Nine Months Ended December 31,
(In thousands)	2021	2020
Operating activities
Net income	$4,496	$3,280
Adjustments to reconcile net income to net cash provided by operating activities
Loss on disposal of property & equipment	123	—
Depreciation	1,609	2,160
Amortization of internal-use software	1,077	1,490
Deferred income taxes	(491)	(499)
Share-based compensation	10,802	9,312
Changes in operating assets and liabilities	4,199	(659)
Net cash provided by operating activities	21,815	15,084
Investing activities
Capital expenditures	(1,078)	(1,076)
Additional investments in corporate-owned life insurance policies	(3)	(2)
Net cash used in investing activities	(1,081)	(1,078)
Financing activities
Repurchase of common shares to satisfy employee tax withholding	(2,902)	(1,069)
Series A convertible preferred stock issuance proceeds, net of issuance costs	—	33,969
Payment of preferred stock dividends	(1,836)	(1,117)
Principal payments under long-term obligations	(16)	(18)
Net cash (used in) provided by financing activities	(4,754)	31,765
Effect of exchange rate changes on cash	(38)	184
Net increase in cash and cash equivalents	15,942	45,955
Cash and cash equivalents at beginning of period	99,180	46,653
Cash and cash equivalents at end of period	$115,122	$92,608

AGILYSYS, INC.

RECONCILIATION OF NET INCOME (LOSS) TO EBITDA AND ADJUSTED EBITDA

(UNAUDITED)

	Three months ended		Nine months ended
(In thousands)	December 31,		December 31,
	2021	2020	2021	2020
Net income (loss)	$1,542	$(2,070)	$4,496	$3,280
Income tax expense	24	182	265	311
Income before taxes	1,566	(1,888)	4,761	3,591
Depreciation of fixed assets	495	722	1,609	2,160
Amortization of internal-use software	267	521	1,077	1,490
Interest (income), net	(6)	(18)	(40)	(63)
EBITDA (a)	2,322	(663)	7,407	7,178
Share-based compensation	3,839	6,630	10,802	9,312
Severance and other charges	381	1,552	1,187	2,762
Other non-operating expense	52	95	53	284
Legal settlements, net	4	—	371	50
Adjusted EBITDA (b)	$6,598	$7,614	$19,820	$19,586

(a) EBITDA, a non-GAAP financial measure, is defined as net income (loss) before income taxes, interest expense (net of interest income), depreciation and amortization

(b) Adjusted EBITDA, a non-GAAP financial measure, is defined as net income (loss) before income taxes, interest expense (net of interest income), depreciation and amortization, and excluding charges relating to i) legal settlements, ii) severance and other charges, iii) share-based compensation, and iv) other non-operating (income) expense

AGILYSYS, INC.

RECONCILIATION OF NET INCOME (LOSS) TO ADJUSTED NET INCOME FOR ADJUSTED EARNINGS PER SHARE

(UNAUDITED)

	Three months ended		Nine months ended
(In thousands, except per share data)	December 31,		December 31,
	2021	2020	2021	2020
Net income (loss) attributable to common shareholders	$1,083	$(2,529)	$3,119	$1,132
Amortization of internal-use software	267	521	1,077	1,490
Share-based compensation	3,839	6,630	10,802	9,312
Series A convertible preferred stock issuance costs	—	—	—	1,031
Severance and other charges, net	381	1,552	1,187	2,762
Legal settlements, net	4	—	371	50
Income tax adjustments	(657)	(640)	(1,868)	(1,522)
Adjusted net income (a)	$4,917	$5,534	$14,688	$14,255

Basic weighted average shares outstanding	24,477	23,429	24,315	23,419
Diluted weighted average shares outstanding	25,392	23,966	25,327	23,903

Adjusted basic earnings per share (b)	$0.20	$0.24	$0.60	$0.61
Adjusted diluted earnings per share (b)	$0.19	$0.23	$0.58	$0.60

(a) Adjusted net income, a non-GAAP financial measure, is defined as net income (loss) attributable to common shareholders before amortization expense, share-based compensation, and one-time charges including severance and other charges and legal settlements, less the related income tax effect of these adjustments, as applicable, at the Company’s current combined federal and state income statutory tax rate. No income tax effect applies to one-time charges when a valuation allowance offsets their related deferred tax assets.

(b) Adjusted earnings per share, a non-GAAP financial measure, is defined as adjusted net income divided by basic and diluted weighted average shares outstanding

AGILYSYS, INC.

RECONCILIATION OF NET CASH PROVIDED BY OPERATING ACTIVITIES TO FREE CASH FLOW

(UNAUDITED)

	Three months ended		Nine months ended
(In thousands)	December 31,		December 31,
	2021	2020	2021	2020
Net cash provided by operating activities	$10,142	$8,442	$21,815	$15,084
Capital expenditures	(292)	(605)	(1,078)	(1,076)
Free cash flow (a)	$9,850	$7,837	$20,737	$14,008

(a) Free cash flow, a non-GAAP financial measure, is defined as net cash provided by operating activities, less capital expenditures